EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 179 to Registration Statement No. 033-00572 on Form N-1A of our reports dated October 17, 2018, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2018

Schedule A

Eaton Vance Municipals Trust

Report Date	Fund Name

October 17, 2018	Eaton Vance Georgia Municipal Income Fund
October 17, 2018	Eaton Vance Maryland Municipal Income Fund
October 17, 2018	Eaton Vance Missouri Municipal Income Fund
October 17, 2018	Eaton Vance North Carolina Municipal Income Fund
October 17, 2018	Eaton Vance Oregon Municipal Income Fund
October 17, 2018	Eaton Vance South Carolina Municipal Income Fund
October 17, 2018	Eaton Vance Virginia Municipal Income Fund